Exhibit 4(c)

               RightCHOICE MANAGED CARE, INC.

                 1994 EQUITY INCENTIVE PLAN

                          SECTION 1
                           PURPOSE

     The purpose of the RightCHOICE Managed Care, Inc., ("RightCHOICE") 1994 Equity Incentive Plan (the "Plan") is to provide a means whereby RightCHOICE, a Missouri corporation, may attract able persons to remain in or to enter the employ of the Corporation or a Subsidiary and to provide a means whereby those key employees upon whom the responsibilities of the successful administration and management rest, and whose present and potential contributions to the welfare of the Corporation or a Subsidiary are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the long-term welfare of the Corporation. A further purpose of the Plan is to provide such key employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Corporation over the long term. Accordingly, the Plan provides for granting Incentive Stock Options, options which do not constitute Incentive Stock Options, Restricted Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employees as provided herein.

                          SECTION 2
                         DEFINITIONS

The following definitions shall be applicable during the term of the Plan unless specifically modified by any paragraph:

     (a) Award means, individually or collectively, any Option, or Restricted Stock Award.

     (b)  Board means the board of directors of RightCHOICE.

     (c) Change of Control Value means the amount determined in Clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Corporation in any merger, consolidation, sale of assets or dissolution transaction,
(ii) the price per share offered to stockholders of the Corporation in any tender offer or exchange offer whereby a Corporate Change takes place or (iii) if a Corporate Change occurs other than as described in Clause (i) or Clause (ii), the fair market value per share determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of an Option. If the consideration offered to stockholders of the Corporation in any transaction described in this Paragraph or Paragraphs
(d) and (e) of Section 9 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion or the consideration offered which is other than cash.

     (d) Code means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to such Section and any regulations under such Section.

     (e) Committee means the Compensation Committee of the Corporation.

     (f) Common Stock means the class A common stock, $.01 per share par value, of RightCHOICE.

     (g)  Corporation means RightCHOICE.

     (h) Corporate Change means one of the following events: (i) the merger; consolidation or other reorganization of the Corporation in which the outstanding Common Stock is converted into or exchanged for a different class of securities of the Corporation, a class of securities of any other issuer (except a Subsidiary or Parent Corporation), cash or other property; (ii) the sale, lease or exchange of all or substantially all of the assets of the Corporation to any other corporation or entity (except a Subsidiary or Parent Corporation); (iii) the adoption by the stockholders of the Corporation of a plan of liquidation and dissolution; (iv) the acquisition (other than acquisition pursuant to any other clause of this definition) by any person or entity, including without limitation a "group" as contemplated by Section 13(d)(3) of the Exchange Act, of beneficial ownership, as contemplated by such Section, of more than thirty (30) percent (based on voting power) of the Corporation's outstanding capital stock; or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Corporation before such election shall cease to constitute a majority of the Board. Notwithstanding the provisions of clause (iv) above, a Corporate Change shall not be considered to have occurred upon the acquisition (other than acquisition pursuant to any other clause of the preceding sentence) by any person or entity, including without limitation a "group" as contemplated by
Section 13(d)(3) or the Exchange Act, of beneficial ownership, as contemplated by such Section, of more than thirty (30) percent (based on voting power) of the Corporation's outstanding capital stock resulting from a public offering of securities of the Corporation under the Securities Act of 1933, as amended.

     (i)  Exchange Act means the Securities Exchange Act of
1934, as amended.

     (j) Fair Market Value means, as of any specified date, the closing price of the Common Stock on the New York Stock Exchange (or, if the Common Stock is not listed on such exchange, such other national securities exchange on which the Common Stock is then listed) on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is not then listed on any national securities exchange but is traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low sales prices of Common Stock on the most recent date on which Common Stock was publicly traded. If the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Marker Value shall be made by the Committee in such manner as it deems appropriate (such determination may be based on the advice of an independent investment banker or appraiser recognized to be expert in making such valuations).

     (k) Holder means an employee who has been granted an Award.

     (l) Incentive Stock Option means an Option within the meaning of Section 422 of the Code.

     (m) Option means an Award granted under Section 7 of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options which do not constitute
Incentive Stock Options to purchase Common Stock.

     (n) Option Agreement means a written agreement between the Corporation and an employee with respect to an Option.

     (o) Optionee means an employee who has been granted an Option.

     (p) Parent Corporation shall have the meaning set forth in Section 424(e) of the Code.

     (q)  Plan means this RightCHOICE Managed Care, Inc.
1994 Equity Incentive Plan.

     (r) Restricted Stock Award means an Award granted under Section 8 of the Plan.

     (s) Rule 16b-3 means Rule 16b-3 of the general Rules and Regulations of the Securities and Exchange Commission under the Exchange Act, as such rule is currently in effect or as hereafter modified or amended.

     (t) Subsidiary means a company (whether a corporation, partnership, joint venture or other form of entity) in which the Corporation, or a corporation in which the Corporation owns a majority of the shares of capital stock, directly or indirectly, owns an equity interest of fifty (50) percent or more, except solely with respect to the issuance of Incentive Stock Options the term "Subsidiary" shall have the same meaning as the term "subsidiary corporation" as defined in Section 424(f) of the Code.


                          SECTION 3
           EFFECTIVE DATE AND DURATION OF THE PLAN

     The Plan shall be effective upon the date of its adoption by the Board, provided the Plan is timely approved by the stockholders of the Corporation. Notwithstanding any provision of the Plan or of any Option Agreement, no Option shall be exercisable prior to such stockholder approval. No further Awards may be granted under the Plan after ten (10) years from the date the Plan is adopted by the Board.
Subject to the provisions of Section 10, the Plan shall remain in effect until all Options granted under the Plan have been exercised or have expired by reason of lapse of time and all restrictions imposed upon Restricted Stock
Awards have lapsed.

                          SECTION 4
                       ADMINISTRATION

     (a) Administration of Plan. The Plan shall be administered by the Compensation Committee.

     (b) Powers. The Committee shall have sole authority, in its discretion, to determine which employees of the Corporation and any Subsidiary of the Corporation shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option or nonqualified Option shall be granted, and the number of shares of Common Stock which may be issued under each Option and Restricted Stock Award. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contribution to the success of the Corporation or a Subsidiary and such other factors as the Committee in its discretion shall deem relevant.

     (c) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized in its sole discretion, exercised in a nondiscriminatory manner, to construe and interpret the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Section 4 shall be conclusive.

                          SECTION 5
        GRANT OF OPTIONS AND RESTRICTED STOCK AWARDS
                     SUBJECT TO THE PLAN

     (a) Award Limits. The Committee may from time to time grant Awards to one or more employees determined by it to be eligible for participation in the Plan in accordance with the provisions of Section 6. The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 1,500,000 shares, plus any additional shares of Common Stock hereafter authorized by the stockholders of the Corporation. The aggregate number of shares of Common Stock that may be issued to any Holder under the Plan shall not exceed twenty percent (20%) of the aggregate authorized number of shares referred to in the preceding sentence. Any of such shares which remain unissued and which are not subject to outstanding Options or Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Corporation shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its Holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in
Section 9 with respect to shares of Common Stock subject to Options then outstanding. Separate stock certificates shall be issued by the Corporation for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option.

     (b) Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Common
Stock or Common Stock previously issued and outstanding and reacquired by the Corporation.

                          SECTION 6
                         ELIGIBILITY

     Awards made pursuant to the Plan may be granted only to individuals who, at the time of grant, are employees of the Corporation or a Subsidiary, in each case at the level of vice president and above, any other employees of the Corporation or a Subsidiary as specifically designated by the Committee, and any employees of the Corporation's Parent Corporation, at the level of executive vice president and above. Awards may not be granted to any member of the Board who is not an employee of the Corporation or a Subsidiary, its Parent Corporation or a Subsidiary or to any member of the Committee. An Award made pursuant to the Plan may be granted on more than one occasion to the same person, and such Award may include an Incentive Stock Option, an Option which is not an Incentive Stock Option, a Restricted Stock Award, or any combination thereof. Each Award shall be evidenced by a written instrument duly executed by or on behalf of the Corporation.

                          SECTION 7
                        STOCK OPTION

     (a) Stock Option Agreement. Each Option shall be evidenced by an Option Agreement between the Corporation and the Optionee which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Option Agreements need not be identical. Notwithstanding the foregoing, each Option Agreement shall provide that the Option may not be exercised earlier than six months from the date of grant and shall specify the effect of termination of employment on the exercisability of the Option. An Option Agreement may provide for the payment of the exercise price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such exercise price. Pursuant to the terms of an Option Agreement, a Holder shall have the right to appoint any individual or legal entity in writing as his beneficiary under the Plan in the event of his death. In the absence of such appointment, the beneficiary shall be the legal representative of the Holder's estate.

     (b) Option Period. The term of each Option shall be as specified by the Committee at the date of grant and shall be stated in the Option Agreement

     (c) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee and the applicable term relating to the exercise of the Option shall be stated in the Option Agreement.

     (d) Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Corporation (and any Parent Corporation or Subsidiary) exceeds one hundred thousand dollars ($100,000), such excess Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an Optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if at the time the Option is granted, such individual owns stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Corporation or of its Parent Corporation or a Subsidiary, within the meaning of
Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the exercise price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

     (e) Option Price. The purchase price of Common Stock issued under each Option shall be determined by the Committee and shall be stated in the Option Agreement, but such purchase price shall, in the case of Incentive Stock
Options, not be less than the Fair Market Value of Common
Stock subject to the Option on the date the Option is granted.

     (f) Options in Substitution for Stock Options Granted by Other Corporations. Options may be granted under the Plan from time to time in substitution for stock options held by employees of corporations who become, or who became prior to the effective date of the Plan, key employees of the Corporation or of any Subsidiary as a result of a merger or consolidation of the employing corporation with the Corporation, a Parent Corporation or such Subsidiary, or the acquisition by the Corporation, a Parent Corporation or a Subsidiary of all or a portion of the assets of the employing corporation, or the acquisition by the Corporation, a Parent Corporation or a Subsidiary of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary.

                          SECTION 8
                   RESTRICTED STOCK AWARDS

     (a) Restricted Period to be Established by the Committee. At the time a Restricted Stock Award is made, the Committee shall establish a period of time (the "Restriction Period") applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Paragraph (b) of this
Section 8 or by Section 9.

     (b) Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award or, at the option of the Corporation, in the name of a nominee of the Corporation. The Holder shall have the right to receive dividends during the Restriction Period, to vote the Common Stock subject thereto and to enjoy all other stockholder rights, except that: (i) the Holder shall not be entitled to possession of the stock certificate until the Restriction Period shall have expired; (ii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock during the Restriction Period; and (iii) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment (by retirement, disability, death or otherwise) of a Holder prior to expiration of the Restriction Period.

     (c) Payment for Restricted Stock. A Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law and except that the Committee may, in its discretion, charge the Holder an amount in cash not in excess of the par value of the shares of Common Stock issued under the Plan to the Holder.

     (d) Miscellaneous. Nothing in this Section 8 shall prohibit the exchange of shares issued under the Plan (whether or not then subject to a Restricted Stock Award) pursuant to a plan of reorganization for stock or securities in the Corporation or another corporation a party to the reorganization, but the stock or securities so received for shares then subject to the restrictions of a Restricted Stock Award shall become subject to the restrictions of the Restricted Stock Award. Any shares of stock received as a result of a stock split or stock dividend with respect to shares then subject to a Restricted Stock Award shall also become subject to the restrictions of the Restricted Stock Award.

                          SECTION 9
             RECAPITALIZATION OR REORGANIZATION

     (a) Except as hereinafter otherwise provided Options, Restricted Stock Awards, and any agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Common Stock or other consideration subject to such Awards in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any such Awards.

     (b) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Corporation to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure of the Corporation, a Parent Corporation or a Subsidiary or their business, any merger or consolidation of the Corporation, a Parent Corporation or a Subsidiary, any issue of debt or equity securities having any priority or preference with respect to or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Corporation, a Parent Corporation or a Subsidiary, or any sale, lease, exchange or other disposition of all or any part of their assets or business or any other corporate act or proceeding.

     (c) The shares with respect to which Options may be granted are shares of Common Stock as presently constituted but if, and whenever, prior to the expiration of an Option theretofore granted the Corporation shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Corporation, the number of shares of Common Stock with respect to which such Option may thereafter be exercised: (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased and the purchase price per share shall be proportionately reduced; and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced and the purchase price per share shall be proportionately increased.

     (d) If the Corporation recapitalizes or otherwise changes its capital structure, thereafter, upon any exercise of an Option theretofore granted, the Optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock as to which such Option shall then be exercisable, the number and class of shares of stock and securities and the cash and other property to which the Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Optionee had been the holder of such record of the number of shares of Common Stock then covered by such Option.

     (e) In the event of a Corporate Change, unless otherwise deemed to be impractical by the Committee, then no later than: (i) two business days prior to any Corporate Change referenced in Clause (i), (ii), (iii) or (v) of the definition thereof; or (ii) ten business days after any Corporate Change referenced in Clause (iv) of the definition thereof, the Committee, acting in its sole discretion without the consent or approval of any Optionee, shall act to effect one or more alternatives with respect to outstanding Options which acts may vary among individual Optionee and, with respect to acts taken pursuant to Clause
(i) above, may be contingent upon effectuation of the Corporate Change.

     Such alternatives shall be: (A) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Optionee thereunder shall terminate; (B) require the mandatory surrender to the Corporation by selected Optionee of some or all of the outstanding Options held by such Optionee (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date (before or after such Corporate Change) specified by the Committee, in which event the Committee shall thereupon cancel such Options and pay to each Optionee an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares; (C) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding); or (D) provide that thereafter upon any exercise of an Option theretofore granted, the Optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock as to which such Option shall then be exercisable the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets or plan of liquidation and dissolution if, immediately prior to such merger, consolidation or sale of assets or any distribution in liquidation and dissolution of the Corporation, the Optionee had been the holder of record of the number of shares of Common Stock then covered by such Option.

     (f) Except as hereinbefore expressly provided, the issuance by the Corporation of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Options theretofore granted or the exercise price per share of Common Stock subject to Options.

     (g) Plan provisions to the contrary notwithstanding, with respect to any Restricted Stock Awards outstanding at the time a Corporate Change occurs, the Committee may, in its sole discretion, provide: (i) for full vesting of all Common Stock awarded to the Holders pursuant to such Restricted Stock Awards as of the date of such Corporate
Change; and (ii) that all restrictions applicable to such Restricted Stock Award shall terminate as of such date.


                         SECTION 10
            AMENDMENT OR TERMINATION OF THE PLAN

     The Board in its discretion may terminate the Plan or alter or amend the Plan or any part thereof from time to time; provided that no change in any Award previously granted may be made which would impair the rights of the Holder without the consent of the Holder, and provided further, that the Board may not, without approval of the stockholders of the Corporation, amend the Plan in a manner that requires stockholder approval.

                         SECTION 11
                            OTHER

     (a) No Right to an Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give an employee any right to be granted an Option to purchase Common Stock or a right to a Restricted
Stock Award or any other rights hereunder except as may be evidenced by an Award or by an Option Agreement duly executed on behalf of the Corporation, and then only to the extent of and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

     (b) No Employment Rights Conferred. Nothing contained in the Plan or in any Award made hereunder shall: (i) confer upon any employee any right with respect to continuation of employment with the Corporation or any Subsidiary; or (ii) interfere in any way with the right of the Corporation or Subsidiary to terminate his or her employment at any time including but not limited to its ability to exercise its right to terminate the employee "at will".

     (c) Other Laws; Withholding. The Corporation shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the offering of the shares covered by such Award has not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Corporation or the Committee deems applicable and, in the opinion of legal counsel for the Corporation, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Corporation shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments necessary to enable it to satisfy its withholding obligations. The Committee may permit the Holder of an Award to elect to surrender, or authorize the Corporation to withhold, shares of Common Stock (valued at their Fair Market Value on the date of surrender or withholding of such shares) in satisfaction of the Corporation's withholding obligation, subject to such restrictions as the Committee deems necessary to satisfy the requirements of Rule 16b-3.

     (d) No Restriction of Corporate Action. Nothing contained in the Plan shall be construed to prevent the Corporation or any Parent Corporation or Subsidiary from taking any corporate action which is deemed by the Corporation or such Parent Corporation or Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Corporation or any Parent Corporation or Subsidiary as a result of such action.

     (e) Restrictions on Transfer. Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, or in the case of Options which do not constitute Incentive Stock Options, pursuant to the terms of a "qualified domestic relations order" (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder); provided, however, that the Committee may grant Options which do not constitute Incentive Stock Options that are transferable, without payment of consideration, to (i) revocable trusts for the benefit of immediate family members which qualify as grantor trusts for federal income tax purposes, (ii) immediate family members,
(iii) partnerships whose only partners are immediate family members and/or organizations described in Section 170(c) of the Code, or (iv) an intermediary that by written agreement is required to exercise the Options which do not constitute Incentive Stock Options on behalf of organizations described in Section 170(c) of the Code. The transferee of transferable Options which do not constitute Incentive Stock Options is subject to all conditions applicable to the transferable Options which do not constitute Incentive Stock Options prior to their transfer. The term "immediate family" shall mean the Optionee's spouse, parents, children, stepchildren, adoptive children, sisters, brothers and grandchildren (and, for this purposes, shall also include the Optionee). The Option Agreement or other written instrument evidencing an Award shall specify the effect of the death of the Holder on the Award."

     (f) Rule 16b-3. It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the Exchange Act meet all of the requirements of Rule 16b-3. If any provisions of the Plan or any such Award would disqualify the Plan or such Award hereunder, or would otherwise not comply with Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

     (g) Governing Law. This Plan shall be construed in accordance with the laws of the State of Missouri and all applicable federal law.